EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of February, 2000, by and between GLOBAL SOURCES LIMITED., a Delaware corporation with an office for the conduct of its business at 342 Madison Avenue, Suite 1500, New York, New York 10173 (the "Company"), and PETER MAHER, an individual residing at 8 Sloping Hill Terrace, Wayne, New Jersey 07470 (the "Executive").

                  WHEREAS, the Company desires to employ the Executive as the Executive Vice President of M&S CORPORATE HOLDINGS, INC., a New Jersey corporation d/b/a THE PARTNERSHIP GROUP (hereinafter, "GROUP'), acquired by the Company on the date hereof, and as a Vice President of the Company, and the Executive desires to be employed by GROUP and the Company in such capacity; and

                  WHEREAS, the parties hereto desire to enter into an agreement of employment mutually beneficial to said parties, and for the purpose of defining the rights, duties and obligations of each of the parties hereto;

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

         1. Employment. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive and the Executive hereby accepts employment by the Company on the terms and conditions hereinafter set forth.

         2. Term. Subject Term. to the provisions of Section 10.8 of this Agreement, Executive's employment shall be for a period of fifty six (56) months commencing as of the date hereof and terminating on September 30, 2004.

         3. Executive's Position, Duties and Authority.

            3.1 Position. The Company shall employ the Executive, and the Executive shall serve as the Executive Vice President of GROUP and a Vice President of the Company.

            3.2 Description. The Executive shall perform such duties and responsibilities on a full time basis as shall be reasonably assigned to the Executive by the Chairman and Chief Executive Officer and/or President and/or Executive Vice President and Chief Operating Officer of the Company, and which are customarily incident to the day-to-day management and operation of GROUP and the Company or the offices of Executive Vice President and a Vice-

President, respectively, including, but not limited to performing various administrative duties as shall be reasonably assigned to the Executive.

            3.3 Authority. At all times during the Term, the Executive shall report directly to the Chairman and Chief Executive Officer of the Company, or to such other senior executive as the Chairman and Chief Executive Officer of the Company may designate.

         4. Full-Time Services.

            4.1 General. The Executive shall devote substantially all of his business time, labor, skill and energy to the business and affairs of the Company and to the duties and responsibilities referred to in Section 3.2 of this Agreement, but shall be permitted to provide the incidental services described in Section 13.7 hereof so long as, and in such manner that they do not interfere with the full and fitful performance of Executive's responsibilities to the Company and GROUP

            4.2 Opportunities; Investments. The Executive covenants and agrees that, during the Term, he shall inform the Company of each business opportunity related to the business of the Company or any of the Company's subsidiaries or affiliates of which he becomes aware and that he will not, directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, or acquire any interest of any type in any other business, that competes with any business of the Company or any of the Company's subsidiaries or affiliates.

         5. Location of Employment. Unless the Executive consents otherwise in writing, the principal location for the performance of his duties hereunder shall be at the Company's offices in New York City or in Roseland, New Jersey.

         6. Base Salary/Bonuses.

            6.1 Base Salary. The Company shall, commencing on the date hereof and during the continuance of the Executive's employment hereunder, pay to the Executive, and the Executive agrees to accept, in consideration of his services, a salary (the "Base Salary") (i) from the Effective Date through the remainder of the contract, at a rate of TWELVE THOUSAND EIGHTY THREE AND 33/1OOTHS DOLLARS ($12,083.33) per month. All Base Salary shall be payable in accordance with the Company's normal payroll practices, so long as the Executive's employment continues as provided by this Agreement.

            6.2 Bonuses. During the Term of this Agreement, the Executive shall be eligible to receive the following bonus payments (each a "Bonus," and collectively, the "Bonuses"):

                  (a) An annual (calendar year) bonus, payable at the discretion of the Board of Directors, of no less than seven and one-half percent (7.5%) of the increase, if any, in pretax profits of GROUP; and

                  (b) A bonus equal to 3 percent of the purchase price of any acquisition of another human resource company made by the Company or one of its affiliates that was originated or introduced by the Executive, payable at the time of the closing of the acquisition. The said bonus is payable in cash or stock in the same proportion as the consideration given for the acquisition on which it is based.


                  (c) Calculation of pre-tax profits shall be made in good faith by the Company's Chief Financial Officer consistent with the Company's usual and customary practice.

         7. Stock Options. Commencing with the Term of this Agreement, the Executive shall be eligible to receive the following options (collectively, the "Stock Options") to purchase shares of the Company's Common Stock as provided below:

            Stock Options, to be issued on the date (the "Market Date") that the Company's Form S-4 (registering all of the Company's then outstanding Common Stock and stock under options) or Form S-8 registering the Company's proposed stock option plan and options issued thereunder is deemed effective by the Securities and Exchange Commission (the "SEC"), to acquire 25,000 shares, as adjusted for any stock splits, stock dividends or similar events occurring after the date hereof, of the Common Stock of the Company, at a price equal to the market value of the Company's Common Stock as of twenty
            (20) days after the Market Date.

The Stock Options shall fully vest on the date of their issuance to the Executive, shall not be transferable except upon the optionee's death, shall, unless terminated, be exercisable for 10 years from the date of issuance, shall be subject to early termination upon cessation of employment with the Company as set forth in greater detail in Exhibit A hereto, and shall be subject to such other terms and conditions applicable to stock options of the Company pursuant to the Company's stock option plan.

         8. Expenses; Vacation. The Company shall reimburse the Executive in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other business expenses as shall be incurred by him in the performance of his duties hereunder. During the Term of this Agreement, the Executive shall be entitled to twenty
(20) days vacation annually with pay.

         9. Benefits. During the Term, the Executive shall be eligible to participate in any pension or profit-sharing plan or program of the Company now existing or hereafter established, on terms no less favorable than those made available to other senior executives of the Company. Upon meeting all applicable eligibility requirements, the Executive shall be entitled to receive such other benefits or rights as may be provided under any employment benefit plan provided by the Company that is now or hereafter will be reflected, including participation in life, medical, disability and dental insurance plans.

         10. Termination.

            10.1 Notwithstanding the provisions of Sections 1 and 2 hereof, this Agreement may be terminated prior to the expiration of the Term by the President and Chief Executive Officer of the Company upon the occurrence of any of the following events:

            10.1.1 Upon the death of the Executive;

            10.1.2 Upon the inability of the Executive to perform his duties in any material respects on account of illness or other incapacity for the longer of (i) three (3) months in any period of 12 consecutive months or (ii) any longer period prescribed by any applicable law;

            10.1.3 For Cause, which shall be defined as:

                     (a) the Executive is convicted of a felony criminal offense, or of a criminal offense involving any act or acts of moral turpitude;

                     (b) The Executive is found guilty of any act of dishonesty, fraud or theft from the Company, or any of the Company's subsidiaries or affiliates;

                     (c) In the event of gross negligence, willful malfeasance, or gross or willful material misconduct in the performance of his duties hereunder; or

                     (d) Upon the failure or refusal by the Executive to perform according to or to comply with the reasonable policies and directions established by the Company after written notice of such non-compliance stating what is required of the Executive to cure such noncompliance and a reasonable opportunity to cure such noncompliance within ten (10) business days of delivery of such notice.

         11. Noncompetition.

            11.1 The Executive shall be prohibited from disclosing to anyone (except to the extent reasonably necessary to perform the Executive's duties hereunder) any confidential information concerning the business or affairs of the Company or the Company's subsidiaries or affiliates which the Executive may have acquired in the course of and as incident to his employment or prior dealings with the Company or the Company's subsidiaries or affiliates, including,  without  limitation,  client lists,  business or trade  secrets,  or methods or techniques used by the Company or the Company's subsidiaries or affiliates in or about its business. The obligation in this subsection 11.1 survives the expiration or earlier termination of this Agreement.

            11.2 During the Term of this Agreement and for a period of twenty four (24) months after the expiration or earlier termination hereof, the Executive will not:

                     (a) compete with the Company for business with customers and/or clients that are or have been clients or customers of the Company or its subsidiaries within the four (4) months preceding the date the Executive leaves the Company; or

                     (b) influence or attempt to influence any employee of the Company or the Company's subsidiaries or affiliates to terminate his or her employment with the Company or the Company's subsidiaries or affiliates.

The obligation in this subsection 11.2 survives the expiration or earlier termination of this Agreement. In the event that the restrictive period provided in this Section 11.2 is determined to be too long by any court or other body having jurisdiction over any dispute between the parties over such issue whose decision is binding on the parties hereto, this Section 11.2 shall be valid and enforceable for the period determined to be so enforceable.

         12. Notices. Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party set forth below. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. Any party may, from time to time, by like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

          (a)   If to the Company:

                Global Sources Limited.
                342 Madison Avenue
                New York, New York 10 173
                Attention: John Mazzuto

                With a copy to:

                Frank DiPrima, Esq.
                Global Sources Limited
                1055 Parsippany Boulevard
                Parsippany, New Jersey 07054
                and to

                Robert Schneider, Esq.
                Graham & James LLP
                885 Third Ave, 21st Floor
                New York, N.Y. 10022

          (b)   If to the Executive:

                Peter Maher
                M&S Corporate Holdings, Inc.
                7 Becker Farm Road
                Roseland, New Jersey 07068


                With a copy to:

                Joseph Vena, Esq.
                Mandelbaum, Salsburg, Gold, Lazris, Discenza & Steinberg, P. C. 155 Prospect Avenue
                West Orange, New Jersey 07052

         13. General.

            13.1 Governing, Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

            13.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between or among the parties, except as specifically provided herein.

            13.3 Successors and Assigns. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive, except that the Executive may designate one or more beneficiaries to receive any amounts that would otherwise be payable hereunder to the Executive's estate. This Agreement shall be binding on any successor to the Company whether by merger, consolidation, acquisition of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto; and the Company shall cause such successor to, and such successor shall, expressly assume the Company's obligations hereunder.

            13.4 Amendments; Waivers. This Agreement cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without consent in writing of the parties hereto. However, in the event that the Company issues an Employee Manual which amends or modifies any policy specifically identified and incorporated into this Agreement, such policy automatically shall be deemed included as part of this Agreement without further consideration other than the continued performance of this Agreement's material terms by the Company.

            13.5 Ability to Fulfill Obligations. Neither the Company nor the Executive is a party to or bound by any agreement which would be violated by the terms of this Agreement.

            13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                GLOBAL SOURCES LIMITED.


                                                By:/s/ John Mazzuto
                                                   ----------------------------
                                                   Name: John Mazzuto
                                                   Title: President


                                                EXECUTIVE:

                                                /s/ Peter Maher
                                                -------------------------------
                                                PETER MAHER

                                    EXHIBIT A

                       Early Termination of Stock Options
                       ----------------------------------

                  1. Should Optionee cease service for any reason other than death or permanent disability while the option remains outstanding, then Optionee will have a three (3) month period measured from the date of such cessation of Service in which to exercise the option for any or all of the option shares for which the option is exercisable at the time of such cessation of Service. In no event, however, may the option be exercised at any time after the specified expiration date of the option term. Upon the expiration of such three (3) month period or (if earlier) upon the specified expiration date of the option term, the option will terminate and cease to be outstanding.

                  2.  Should  Optionee  die while in service or within the three
(3) month period following his or her cessation of service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution will have the right to exercise the option for any or all of the option shares for which the option is exercisable at the time of Optionee's cessation of service, less any option shares subsequently purchased by Optionee prior to death. Such right will lapse, and the option will terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee's death or (ii) the expiration date.

                  3. Should (i) Optionee's service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or any parent or subsidiary, then in any such event the option will terminate immediately and cease to be outstanding.